Exhibit 99.1

Guardion Health Sciences Announces Completion of Sale of its Viactiv® Brand and Business to Doctor’s Best Inc. and Stockholder Approval of Plan of Liquidation and Dissolution

HOUSTON, TEXAS, May 31, 2024 (GLOBE NEWSWIRE) –

Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced that today it closed on its Definitive Agreement to sell its Viactiv business to Doctor’s Best Inc. for gross cash consideration of $17,200,000. The Company received net cash proceeds of $16,250,000 at closing, with another $225,000 retained in a third-party escrow account with U.S. Bank, NA, to be released in accordance with the terms of the transaction documents.

Guardion’s stockholders had previously approved the sale of its Viactiv business at a Special Meeting of Stockholders (the “Meeting”) held on May 23, 2024. Following this approval, the Company adjourned the Meeting to 11:00 a.m. Central Time on May 31, 2024 in order to give the Company’s management additional time to solicit proxies from its stockholders of record on April 5, 2024 to vote in favor of the proposal to adopt a Plan of Liquidation and Dissolution, as described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 8, 2024. At the Meeting reconvened on May 31, 2024, the Company obtained approval from a majority of its shares of common stock issued and outstanding to adopt its Plan of Liquidation and Dissolution.

As a result of the sale of the Viactiv business, the Company is left with minimal operations. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Liquidation and Dissolution, which authorizes the Company to liquidate and dissolve in accordance with its terms. However, such decision is subject to the Company’s ability to abandon or delay the Plan of Liquidation and Dissolution in the event that the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders.

These developments are the result of a broad review of strategic alternatives by the Company’s Board of Directors over the past year.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the completion of the Company’s Plan of Liquidation and Dissolution, the use of the proceeds received from the sale of the Viactiv business, the disposition of the Company’s ocular healthcare business, the Company’s decision to continue to fund or wind-down its operations subsequent to the sale, supply chain disruptions, a potential recession and the economy in general, the Company’s ability to successfully market its remaining products and inventory, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the applicable risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website ( www.sec.gov ). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208